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                                                                     EXHIBIT 5.1



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                    [LETTERHEAD OF WILLKIE FARR & GALLAGHER]



November 1, 2001



W. R. Berkley Corporation
165 Mason Street
P.O. Box 2518
Greenwich, CT 06836-2518

Ladies and Gentlemen:

We have acted as counsel to W. R. Berkley Corporation (the "Company"), a corporation organized under the laws of the State of Delaware, in connection with the preparation of a Registration Statement on Form S-3 (Registration No. 333-57546) (as amended as of the date hereof, the "Registration Statement") and the prospectus included as part of the Registration Statement and the prospectus supplement thereto (as so supplemented as of the date hereof, the "Prospectus") relating to the offer and sale of up to 3,795,000 shares of the common stock of the Company, par value $.20 per share ("Common Stock"), including 495,000 shares of Common Stock which are subject to the underwriters' over-allotment option (collectively, the "Shares").

We have examined copies of the Restated Certificate of Incorporation and By-Laws of the Company, the Registration Statement, the Prospectus, resolutions adopted by the Company's Board of Directors or committees thereof with respect to the Registration Statement and the Prospectus and other records and documents that we have deemed necessary for the purpose of this opinion. We have also examined such other documents, papers, statutes and authorities as we have deemed necessary to form a basis for the opinions hereinafter expressed.

In our examination, we have assumed the genuineness of all signatures and the conformity to original documents of all copies submitted to us. As to various questions of fact material to our opinion, we have relied on statements and certificates of officers and representatives of the Company and public officials.

Based on the foregoing, we are of the opinion that: (1) the Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware; and (2) the Shares, when duly sold, issued and paid for in accordance with the terms of the Prospectus, will be duly authorized and validly issued and will be fully paid and nonassessable.



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W. R. Berkley Corporation
November 1, 2001
Page 2



This opinion is limited to matters expressly set forth herein and no opinion is to be implied or may be inferred beyond the matters expressly stated herein.

Except as set forth below, this opinion is for your use only and, without our prior written consent, this opinion may not be furnished or quoted to, or relied upon by, any other person or entity for any purpose. We hereby consent to the filing of this opinion as an exhibit to the Company's Current Report on Form 8-K, which is incorporated by reference in the Registration Statement, and to the reference to us in the Prospectus included as part of the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Very truly yours,



/s/ Willkie Farr & Gallagher